EXHIBIT 3.11

Secretary of State	DATE: 04/29/96
Corporations Section	REQUEST NUMBER: 3166-0478
James K. Polk Building, Suite 1800	TELEPHONE CONTRACT: (615) 741-0537
Nashville, TN 37243-0306	FILE DATE/TIME: 04/26/96 1000
EFFECTIVE DATE/TIME: 04/26/96 1000
CONTROL NUMBER: 0311135
TO:
CSC NETWORKS
% IAN G. GIBSON
100 PEACHTREE/S-660
ATLANTA, GA 30303

RE:	COLUMBIA MEDICAL GROUP — SOUTH PITTSBURG, INC. CHARTER — FOR PROFIT
     CONGRATULATIONS UPON THE INCORPORATION OF THE ABOVE ENTITY IN THE STATE OF TENNESSEE, WHICH IS EFFECTIVE AS INDICATED.
     A CORPORATION ANNUAL REPORT MUST BE FILED WITH THE SECRETARY OF STATE ON OR BEFORE THE FIRST DAY OF THE FOURTH MONTH FOLLOWING THE CLOSE OF THE CORPORATION’S FISCAL YEAR. ONCE THE FISCAL YEAR HAS BEEN ESTABLISHED, PLEASE PROVIDE THIS OFFICE WITH THE WRITTEN NOTIFICATION. THIS OFFICE WILL MAIL THE REPORT DURING THE LAST MONTH OF SAID FISCAL YEAR TO THE CORPORATION AT THE ADDRESS OF ITS PRINCIPAL OFFICE OR TO A MAILING ADDRESS PROVIDED TO THIS OFFICE IN WRITING. FAILURE TO FILE THIS REPORT OR TO MAINTAIN A REGISTERED AGENT AND OFFICE WILL SUBJECT THE CORPORATION TO ADMINISTRATIVE DISSOLUTION.
     WHEN CORRESPONDING WITH THIS OFFICE OR SUBMITTING DOCUMENTS FOR FILING, PLEASE REFER TO THE CORPORATION CONTROL NUMBER GIVEN ABOVE. PLEASE BE ADVISED THAT THIS DOCUMENT MUST ALSO BE FILED IN THE OFFICE OF THE REGISTER OF DEEDS IN THE COUNTY WHEREIN A CORPORATION HAS ITS PRINCIPAL OFFICE IF SUCH PRINCIPAL OFFICE IS IN TENNESSEE.

FOR: CHARTER — FOR PROFIT ON DATE: 04/26/96
FROM:
PRENTICE HALL LEGAL & FIN (ATLANTA, GA)
SUITE 660
100 PEACHTREE ST.
ATLANTA, GA 30303-0000
[SEAL]
ON DATE: 04/26/96
FEES

RECEIVED:	$50.00 $50.00

TOTAL PAYMENT RECEIVED:	$100.00

RECEIPT NUMBER:	00001958189
ACCOUNT NUMBER:	00022883

/s/ Riley C. Darnell
Riley C. Darnell, Secretary of State

CHARTER
OF
COLUMBIA MEDICAL GROUP — SOUTH PITTSBURG, INC.
     The undersigned person, under the Tennessee Business Corporation Act, adopts the following Charter for the above listed corporation:
     1. The name of the corporation is Columbia Medical Group — South Pittsburg, Inc.
     2. The number of shares of stock the corporation is authorized to issue is one thousand (1,000) shares of common stock, par value of $1.00 per share.
     3. (a) The complete address of the corporation’s initial registered office in Tennessee is 500 Tallan Building, Two Union Square, Chattanooga, Tennessee 37402.
     (b) The name of the initial registered agent, to be located at the address listed in 3(a), is The Prentice-Hall Corporation System.
     4. The name and complete address of each incorporator is:

Ashley Parish	One Park Plaza	Nashville, TN 37203
     5. The complete address of the corporation’s initial principal office is: One Park Plaza, Nashville, Tennessee 37203.
     6. The corporation is for profit.
     7. The persons serving on the initial Board of Directors for the corporation are:

Stephen T. Braun	One Park Plaza	Nashville, TN 37203
David C. Colby	One Park Plaza	Nashville, TN 37203
Richard A. Schweinhart	One Park Plaza	Nashville, TN 37203

Dated April 24, 1996	/s/ Ashley B. Parish

Ashley B. Parish, Secretary of State

STATE OF TENNESSEE
FILED 10:00 AM 04/26/1996
Book 10042 Pg 155

Felix Z. Wilson II Register
Davidson County
Identif. Reference: 0179285
May 7, 1996 — 9:15 AM
5/07 0101 03 check 5.00
Mail Env.
3486 0478